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                                                                    EXHIBIT 99.1


                             MARSHALL EDWARDS, INC.



                               NOVEMBER 26, 2003


To:  Certain Eligible Security Holders
     Designated by Marshall Edwards, Inc.:

     As you may know, Marshall Edwards, Inc. is undertaking an initial public offering of common stock units in the United States. Each unit consists of one share of our common stock and one warrant to purchase an additional share of common stock. As part of this process, we are undertaking a "Directed Share Subscription Program" to offer certain security holders such as you with the opportunity to buy our common stock units at the initial public offering price. The initial public offering is being made through Janney Montgomery Scott LLC as the underwriter. Janney Montgomery Scott is also the dealer manager for the Directed Share Subscription Program.


     Attached for your information is a copy of our preliminary prospectus dated November 26, 2003, which is part of the registration statement that we filed with the U.S. Securities and Exchange Commission ("SEC"). No sale of the common stock units may be made until the registration statement has been declared effective by the SEC.



     As part of the Directed Share Subscription Program, we are offering up to 1,500,000 common stock units to the following persons: (i) U.S. holders of our common stock, (ii) U.S. holders of ordinary shares of Novogen Limited, our parent company, and (iii) U.S. holders of Novogen's American Depositary Receipts ("ADRs"), in each case, who beneficially owned these securities as of the close of business on October 20, 2003. Set forth below is a description of how the Directed Share Subscription Program will work in connection with our initial public offering. Please review this description and the attached preliminary prospectus carefully in deciding whether or not you wish to participate in the Directed Share Subscription Program.



EXPRESSIONS OF INTEREST



     If, after reading the prospectus, you have an interest in subscribing to purchase common stock units in the Directed Share Subscription Program, you must so indicate by completing the enclosed Expression of Interest form and returning it as instructed below. You may not reserve fewer than 100 units (a "round lot"). There is no maximum on the number of units you can reserve, but they must be in round lot increments. Although each subscriber will be allocated at least one round lot, no subscriber will be assured of obtaining the full number of units requested. It should also be understood that such reservations of units and ultimate sales are subject to the discretion of Marshall Edwards, Inc.



     THE EXPRESSION OF INTEREST FORM MUST BE COMPLETED AND RECEIVED BY US NO LATER THAN DECEMBER 12, 2003. IN ORDER TO MEET THIS DEADLINE, WE SUGGEST THAT YOU SUBMIT THE FORM BY FACSIMILE OR USE EXPRESS MAIL, FEDERAL EXPRESS, OR A SIMILAR SERVICE.



     By sending the Expression of Interest form (do not send any money with the form), you will not be binding yourself to purchase any units. The form will simply give us some indication of how many round lots may be requested by you and other eligible security holders. You will be notified by an account executive for the dealer manager of the number of round lots which Marshall Edwards, Inc. has determined are available for purchase by you.

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                            SUBSCRIPTION PROCEDURES



WHO CAN SUBSCRIBE



     Only U.S. holders of our common stock, U.S. holders of Novogen ordinary shares and U.S. holders of Novogen ADRs, who beneficially owned these securities as of the close of business on October 20, 2003, are eligible to participate in the Directed Share Subscription Program.


YOU MAY NOT TRANSFER YOUR OPPORTUNITY TO SUBSCRIBE

     Your opportunity to participate in the Directed Share Subscription Program may not be transferred by you except by involuntary operation of law such as death or certain dissolutions. There will be no trading market for your subscription opportunity.

NUMBER OF UNITS FOR WHICH YOU MAY SUBSCRIBE


     There is no maximum on the number of round lots for which you can subscribe. While all eligible holders who subscribe for units will receive at least one round lot, you are not guaranteed to receive the full amount of units for which you have subscribed. In addition, all subscriptions must be in round lot increments of 100 units. Subscriptions for less than 100 units will not be accepted.


SUBSCRIPTION PRICE


     The price per common stock unit under the Directed Share Subscription Program will be the same price that all investors will pay in our initial public offering. The price per unit in the initial public offering will be determined by negotiations between us and the underwriter of our offering. The factors that we expect to consider in these negotiations are described in the attached prospectus under the heading "Determination of Offering Price." We currently anticipate that the offering price will be between $4.50 and $6.50 per unit although there is no guarantee that the price will be within that range. We will inform you of the initial public offering price as described below under "How To Subscribe."


HOW TO SUBSCRIBE


     Enclosed with this notice is a subscription form, new client account form and IRS Form W-9 which you must complete, sign and return to the dealer manager after the registration statement has been declared effective by the SEC and we have priced the common stock units. We expect to determine the initial public offering price in mid December 2003, but various factors could hasten or delay us. We will stop accepting subscription forms three business days after we determine the initial public offering price.


     IN ORDER TO PURCHASE UNITS UNDER THE DIRECTED SHARE SUBSCRIPTION PROGRAM, YOU MUST ADHERE TO THE FOLLOWING PROCEDURES:

     - Subscription forms and payments will not be accepted until after we have determined our initial public offering price and the registration statement has been declared effective by the SEC. Any subscription forms or payments received before then will be returned to you.

     - Time may not permit us to notify you directly of our initial public offering price and closing date. Instead, we will take the following actions:

      - notify you by electronic mail of the offering price and closing date (if you have supplied us with your electronic mail address);

      - publicize the offering price and the closing date through a press release or other news media;

      - make every effort to notify each broker, dealer, bank, trust company or other nominee that holds shares or ADRs as nominee of the offering price and closing date; and


      - make available an investor information line at 877-456-3510.


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     You will have to monitor these media to know when to place your order by returning an executed subscription form, new client account form and IRS Form W-9 and deliver payment.


     We will stop accepting orders under the program at 3:00 p.m. New York City time on the third business day after we determine the offering price. Subscription forms and payments that have not been received by this deadline will not be honored. For example, if we determine the initial public offering price on a Thursday, we must receive all orders and payments by 3:00 p.m. New York City time on the following Tuesday. This deadline would be extended if there were any intervening holidays on which the Nasdaq Stock Market was closed.


     We suggest, for your protection, that you deliver the required forms and payment to the dealer manager by overnight or express mail courier (or by facsimile transmission if you intend to wire funds) as follows:


By Hand Delivery, Overnight or Express Mail
   Courier:

     Janney Montgomery Scott LLC
     16 North Washington Street, 1st Floor
     Easton, MD 21601
     Attention: Richard Grieves, Manager
     Fax: 410-822-6025
     Tel: 410-822-1181
     E-mail: rgrieves@jmsonline.com
By Facsimile Transmission and Wire Transfer:

     Fax: 410-822-6025
     Attention: Richard Grieves, Manager
     Wire: Commerce Bank, Philadelphia, PA
     Fax: 215-587-9501
     Tel: 800-677-6310
     ABA #036001808
     A/C Janney Montgomery Scott LLC
     Acct #364003889


     The full subscription price must be paid by cash, check or money order in U.S. dollars payable to "Janney Montgomery Scott" or by wire transmission. If you do not receive all of the units for which you subscribed, your excess subscription funds will be promptly returned without interest or deduction.


     We will provide to each broker, dealer, bank, trust company, clearing corporation and other nominee who holds your shares or ADRs for the account of others copies of the preliminary and final prospectus to provide to the beneficial owners. Each of those entities will be responsible for providing you with a copy of the preliminary and final prospectus.


     We will decide all questions as to the validity, form and eligibility of subscriptions (including times of receipt, beneficial ownership and compliance with minimum and other subscription provisions). The acceptance of subscription forms, the subscription price and the subscription amount will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the absolute right to reject any subscriptions not properly submitted. In addition, we may reject any subscription if the acceptance of the subscription would be unlawful. We also may waive any irregularities or conditions in the subscription forms, and our interpretation of the terms and conditions of the program will be final and binding.



     We are not obligated to give you notification of defects in your subscription. We will not consider a subscription to be made until all defects have been cured or waived. If your subscription is rejected, your funds will be promptly returned without interest or deduction.


CANCELLATION OF OFFERING


     We may cancel our Directed Share Subscription Program at any time up until the closing. In the event the initial public offering of our common stock units is canceled, however, we are not obligated to terminate the Directed Share Subscription Program. If the Directed Share Subscription Program is canceled, we will publicize the cancellation through a press release or other news media. Since our initial public offering and the Directed Share Subscription Program are not conditioned upon each other, if you subscribe for units in the Directed Share Subscription Program, you may be obligated to purchase the units even if you are the only subscriber or even if our initial public offering is canceled. The Directed Share Subscription Program gives you no right to purchase our common stock units if we cancel our Directed Share Subscription Program. Any funds previously submitted by you will be promptly returned without interest or deduction.

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FEDERAL TAX CONSEQUENCES

     We believe that you will not be considered to have received a taxable distribution of property as a result of your having the opportunity to participate in this offering. Furthermore, we believe that, if the opportunity were considered to be a property right, its value would be minimal, because your opportunity is nontransferable, is of short duration and gives you only the ability to purchase our units under the program at the same price as other purchasers in our initial public offering. The Internal Revenue Service, however, is not bound by this position, and you are encouraged to consult with your tax advisors about the federal, state and other tax consequences of the program.

STABILIZATION

     The underwriter of our initial public offering may engage in certain transactions that stabilize the price of our common stock and warrants. We make no representation as to the direction or magnitude of any effect that such transactions may have on the trading price of our common stock or warrants.

RISK FACTORS


     Investing in our common stock units involves certain risks which are disclosed on page 6 of the attached preliminary prospectus. You are encouraged to review this information.



GENERAL



     The following statement is required to be included in this letter by the rules and regulations of the SEC:


          A Registration Statement relating to the common stock units has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This notice shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any sate in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such sate.


                                     * * *


     We do not wish to influence in any way your decision in this matter. This notice is not designed to encourage you to request any units. It is simply intended to inform you that there is a proposed offering available should you be interested in subscribing.


     If you have any questions regarding the Directed Share Subscription Program, please contact Innisfree M&A Incorporated, the Information Agent, toll free at 877-456-3510 (banks and brokers call collect at 212-750-5833).


                                          Sincerely,

                                          /s/ CHRISTOPHER NAUGHTON

                                          Christopher Naughton

                                          President and Chief Executive Officer



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                          EXPRESSION OF INTEREST FORM



IF YOU ARE INTERESTED IN RESERVING UNITS, YOU MUST COMPLETE BOTH PAGES OF THIS FORM AND RETURN IT SO THAT IT IS RECEIVED BY US AS INDICATED BELOW NO LATER THAN DECEMBER 12, 2003.



VIA FACSIMILE 410-822-6025


Janney Montgomery Scott LLC
16 North Washington Street
Easton, MD 21601
Attention: Mr. Richard Grieves


Dear Ladies and Gentlemen:



     I am interested in purchasing _________________ common stock units of Marshall Edwards, Inc. (the "Company"), and would like such number of units to be reserved for me. In this regard, I hereby acknowledge that:



          1. I have received and read my copy of the preliminary prospectus dated November 26, 2003.



          2. I UNDERSTAND THAT I AM NOT ASSURED OF OBTAINING ALL OF THE NUMBER OF UNITS RESERVED, AND I WILL BE NOTIFIED OF THE NUMBER OF UNITS AVAILABLE FOR PURCHASE BY ME. I FURTHER UNDERSTAND THAT THE OFFERING AND/OR DIRECTED SUBSCRIPTION PROGRAM MAY BE CANCELLED BY THE COMPANY IN ITS DISCRETION AND THAT THEY ARE NOT CONDITIONED UPON EACH OTHER.



          3. A Registration statement relating to the units has been filed with the SEC and has not yet become effective. No offer to buy any of the units can be accepted and no part of the purchase price can be received by the Company or dealer manager until the Registration Statement covering the proposed offering has been declared effective by the Securities and Exchange Commission and until the units have been qualified for sale, where required, by the administrative authorities of the jurisdiction in which I reside, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date of the Registration Statement. This indication of interest involves no obligation or commitment of any kind.



                                      SIGNATURE



                                      NAME:



                                      DATE:           , 2003

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IF YOU ARE INTERESTED IN RESERVING UNITS, YOU MUST COMPLETE BOTH PAGES OF THIS
FORM AND RETURN IT SO THAT IT IS RECEIVED BY US AS INDICATED BELOW NO LATER THAN DECEMBER 12, 2003.


Full Name ----------------------------------------          Date ---------------
                  FIRST            MIDDLE INITIAL            LAST

Street -------------------------------------------------------------------------

City -------------------------        State ---------------       Zip ----------




Telephone:    Business (   ) ---------------     Residence (   ) ---------------


E-mail address: ----------------------------------------------------------------


Citizen of What State? ---------------------------------------------------------


Are You Over 21? ---------------------------------------------------------------

May we notify you of the final subscription price by e-mail?  Yes [ ]     No [ ]


Do you have an account with Janney Montgomery Scott LLC, the dealer manager? ---



If so, Address Of Branch

--------------------------------------------------------------------------------


Name of Account Executive -----------------------------------------------------


Account No. --------------------------------------------------------------------


Name of Your Bank --------------------------------------------------------------



I  [ ] Do     [ ] Do Not (Check One) Want the Dealer Manager To Hold The Stock
Certificate and Warrant Certificate For My Account.



     Are you, or is any member of your immediate family, an officer, director, general partner, stockholder, employee or agent of any broker-dealer in securities or otherwise associated with any broker-dealer in securities? If so, please name the broker-dealer and describe the relationship.


                          Yes -----          No -----

     Are you, or is any member of your immediate family, a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account? If so, please name the bank, etc. and describe the relationship.

                          Yes -----          No -----

     Are you, or any member of your immediate family, engaged as an attorney, accountant or financial consultant to any broker-dealer in securities? If so, please name the broker-dealer and describe the relationship.
                          Yes -----          No -----

     Are you, or is any member of your immediate family, a person who may influence, or whose activities directly or indirectly involve or are related to, the function of buying or selling securities, for any bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account? If so, please name the bank, etc. and describe the relationship.
                          Yes -----          No -----



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